As filed with the Securities and Exchange Commission on September 11, 2026.
No. 333-298715

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Accelevation Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	3620	42-3222150
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
9555 N. Springboro Pike, Suite 400
Miamisburg, Ohio 45342
Telephone: (937) 258-0616
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Rubiera
Chief Executive Officer
9555 N. Springboro Pike, Suite 400
Miamisburg, Ohio 45342
Telephone: (937) 258-0616
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Robert E. Goedert, P.C. Kirkland & Ellis LLP 333 West Wolf Point Plaza Chicago, Illinois 60654 (312) 862-2000	David W. Azarkh John G. O’Connell Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

i

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-298715) of Accelevation
Holdings Corp. is being filed for the purpose of filing certain exhibits as indicated in Part II of this Amendment No.
1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration
Statement, the signature page to the Registration Statement and the filed exhibits. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the preliminary prospectus constituting Part I of the Registration Statement has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the FINRA filing fee.

Amount to be Paid
SEC registration fee ..............................................................................................................................	$*
FINRA filing fee ...................................................................................................................................	*
Exchange listing fee ..............................................................................................................................	*
Printing expenses ..................................................................................................................................	*
Legal fees and expenses ........................................................................................................................	*
Accounting fees and expenses ..............................................................................................................	*
Transfer agent fees and registrar fees ...................................................................................................	*
Miscellaneous expenses ........................................................................................................................	*
Total expenses .......................................................................................................................................	$*
__________________
*To be provided by amendment.
Item 14. Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that an officer or director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for, (i) with respect to officers and directors, any breach of the officer’s or director’s duty of loyalty to the corporation or its stockholders, (ii) with respect to officers and directors, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL, (iv) with respect to officers and directors, any transaction from which the officer or director derived an improper personal benefit, or (v) with respect to officers, any action by or in the right of the corporation. Our certificate of incorporation will provide for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
Our bylaws will provide that we will indemnify our directors and officers to the fullest extent authorized by the
DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking by or on behalf of an indemnified person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
Upon completion of this offering, we intend to enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
We will maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers. The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the underwriters party thereto against certain liabilities arising under the Securities Act or otherwise.
Item 15. Recent Sales of Unregistered Securities
Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.
Since January 1, 2023, we have made sales of the following unregistered securities:
On June 15, 2026, Accelevation Holdings Corp. issued 1,000 shares of its common stock to Olympus Growth
Fund VIII Parallel L.P. for $10.00. The issuance of such shares of common stock was not registered under the
Securities Act because the shares were offered and sold in a transaction exempt from registration under
Section 4(a)(2) of the Securities Act.
Item 16. Exhibits and Financial Statement Schedules
(i)Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement
3.1**	Certificate of Incorporation of Accelevation Holdings Corp., as currently in effect
3.2	Form of Amended and Restated Certificate of Incorporation of Accelevation Holdings Corp., to be in effect prior to the consummation of this offering
3.3**	Bylaws of Accelevation Holdings Corp., as currently in effect
3.4	Form of Amended and Restated Bylaws of Accelevation Holdings Corp., to be in effect prior to the closing of this offering

Exhibit Number	Description
4.1	Form of Registration Rights Agreement
5.1*	Opinion of Kirkland & Ellis LLP
10.1**
Credit Agreement, dated as of January 2, 2025, by and among Accelevation Intermediate LLC,
Accelevation Buyer LLC, Accelevation Financing Merger Sub LLC, Accelevation LLC, the several lenders from time to time party thereto and MidCap Financial Trust and Monroe Capital, LLC as
joint lead arrangers and bookrunners and Barings Finance LLC as documentation agent

10.2**
Joinder Agreement and First Amendment to Credit Agreement, dated as of September 5, 2025, by and among Accelevation Intermediate LLC, Accelevation Buyer LLC, Accelevation LLC, the
lenders party thereto and MidCap Financial Trust as administrative agent

10.3**
Second Amendment to Credit Agreement, dated as of October 6, 2025, by and among Accelevation
Intermediate LLC, Accelevation Buyer LLC, Accelevation LLC, the lenders party thereto and
MidCap Financial Trust as administrative agent

10.4
Joinder Agreement and Third Amendment to Credit Agreement, dated as of February 13, 2026, by and among Accelevation Intermediate LLC, Accelevation Buyer LLC, Accelevation LLC, the
lenders party thereto and MidCap Financial Trust as administrative agent

10.5**
Joinder Agreement and Fourth Amendment to Credit Agreement, dated as of June 25, 2026, by and among Accelevation Intermediate LLC, Accelevation Buyer LLC, Accelevation LLC, the lenders party thereto and MidCap Financial Trust as administrative agent

10.6+**	Letter Agreement, dated as of August 9, 2022, by and between SETCo Tool LLC and Michael Rubiera
10.7+**	Employment Agreement, dated as of May 26, 2026, by and between Accelevation LLC and Kenneth Krause
10.8+**	Letter Agreement, dated as of December 23, 2022, by and between Accelevation Holding Company, LLC and Charles Hillman
10.9+**	Employment Agreement, dated as of May 22, 2026, by and between Accelevation LLC and Brent Jewell
10.10+**	Letter Agreement, dated as of September 8, 2023, by and between Accelevation LLC and Ericka Harrison
10.11+**	Form of Accelevation Holdings Corp. 2026 Omnibus Incentive Plan
10.12	Form of Indemnification Agreement
10.13	Form of Director Nomination Agreement
10.14	Form of Tax Receivable Agreement
10.15	Form of Exchange Agreement
10.16	Form of Limited Liability Company Agreement of Accelevation Holdings LLC
21.1	List of Subsidiaries of Accelevation Holdings Corp.
23.1*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm, as to Accelevation Holdings Corp.
23.3**	Consent of Independent Registered Public Accounting Firm, as to Accelevation LLC
23.4**	Consent of BCE Partners, LLC
24.1**	Powers of attorney (included on signature page)
99.1**	Consent of Manu Bettegowda
99.2**	Consent of Matt Bujor
99.3**	Consent of Robert Morris
99.4**	Consent of Paul Donahue
99.5**	Consent of Howard Heckes
99.6**	Consent of Ginger Jones
99.7**	Consent of Martin Durkin
107**	Filing Fee Table

__________________
*Indicates to be filed by amendment.
**Indicates previously filed.
+       Indicates a management contract or compensatory plan or arrangement.
(ii)Financial statement schedules. No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes.
Item 17. Undertakings
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration
Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities
Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and
(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miamisburg, State of Ohio, on September 11, 2026.

Accelevation Holdings Corp.

By: /s/ Michael Rubiera
Name: Michael Rubiera
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rubiera	Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2026
Michael Rubiera

/s/ Kenneth Krause	Chief Financial Officer	September 11, 2026
Kenneth Krause	(Principal Financial and Accounting Officer)

/s/ Matt Boyd	Director	September 11, 2026
Matt Boyd